Exhibit 99.1

THE CHILDREN'S PLACE APPOINTS JOHN J. SULLIVAN TO THE NEWLY

CREATED POSITION OF CHIEF TRANSFORMATION OFFICER

SECAUCUS, N.J., May 30, 2017—The Children’s Place, Inc. (Nasdaq:PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced the appointment of John J. Sullivan to the newly created position of Chief Transformation Officer, effective June 12, 2017. Mr. Sullivan will report to Michael Scarpa, Chief Operating Officer, and will assume responsibility for Information Technology, Business Process, and Global Logistics and Distribution.

Jane Elfers, President and CEO said, “We continue to make significant progress on our key strategic growth initiatives - superior product, business transformation through technology, alternate channels of distribution and fleet optimization – and each one of these initiatives still has significant upside. As we look to the future, developing and implementing a best in class Personalized Customer Contact Strategy is our single biggest opportunity, and we announced on our May 18th earnings call that we have made the decision to significantly accelerate the development and implementation of this initiative. John’s extensive track record of delivering successful transformations through OmniChannel systems implementations, technology solutions, and business process re-engineering, coupled with his deep expertise in sourcing and global logistics and distribution, makes him ideally suited to lead the next key phase of our transformation efforts.”

Michael Scarpa, Chief Operating Officer added, “I worked closely with John at Liz Claiborne and his exceptional leadership qualities and deep experience in transformation, technology and systems will be a tremendous asset to our organization.”

Mr. Sullivan said, “I am very excited to join the best-in-class management team at The Children’s Place to help realize the financial benefits associated with the significant opportunities across the organization.”

Over the course of his career, Mr. Sullivan has held several senior level positions at major retailers. In his most recent role as Chief Operating Officer and President of Shared Services at Ascena Retail Group, Mr. Sullivan was responsible for establishing OmniChannel capabilities across the enterprise, distribution and fulfillment services, sourcing, IT, and project management. At QVC, Mr. Sullivan held the title of EVP and CIO and was responsible for the company’s global information systems and corporate project management office. And at Liz Claiborne, Mr. Sullivan was Chief Information Officer and SVP with responsibility for sourcing, systems and customer service. Mr. Sullivan received his BS in Management Information Systems and his MBA from Northeastern University.

About The Children’s Place, Inc.

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place,” “Place” and “Baby Place” brand names. As of April 29, 2017, the Company operated 1,033 stores in the United States, Canada and Puerto Rico, an online store at www.childrensplace.com, and had 156 international points of distribution open and operated by its 6 franchise partners in 18 countries.

Forward Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s positioning. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 28, 2017. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the weakness in the economy which continue to affect the Company’s target customer, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions and disruptions in the Company’s global supply chain, including resulting from foreign sources of supply in less developed countries or politically unstable countries, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact: Robert Vill, Group Vice President, Finance, (201) 453-6693